UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 27, 2024, Vaccinex, Inc. (the “Company”) announced that it entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell an aggregate of 193,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) in a public offering and warrants (“Common Warrants”) to purchase up to 193,000 shares of Common Stock in a concurrent private placement at a combined price of $7.77 per Share and Common Warrant (the “Offering”). The Offering is expected to close on or about March 28, 2024 for aggregate gross proceeds of approximately $1.5 million.

The Purchase Agreement prohibits the Company, through 90 days after closing, from issuing, entering into any agreement to issue, or announcing the issuance or proposed issuance of any Shares or common stock equivalents, other than certain exempt issuances, including the private placement to (i) company insiders and an existing investor, in a single offering, of Common Stock together with Common Warrants for aggregate gross proceeds of up to $1.25 million and (ii) a charitable organization of equity securities convertible into Common Stock together with Common Warrants for aggregate gross proceeds of up to $1.75 million.

Prior to entering into the Purchase Agreement, on March 26, 2024, the Company ceased its previous offerings under the Company’s prospectus supplement, dated May 19, 2023 related to the offering of up to $4,391,000 of shares of Common Stock pursuant to an Open Market Sale AgreementSM (the “Sale Agreement”), dated March 27, 2020. The Sale Agreement remains in full force and effect, but will not be used unless and until a new prospectus supplement is filed.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: March 27, 2024	By:	/s/ Maurice Zauderer
Maurice Zauderer
Chief Executive Officer